Exhibit 4.2

MF GLOBAL HOLDINGS LTD.,

as Issuer

to

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

Fourth Supplemental Indenture

Dated as of August 8, 2011

to the Senior Debt Indenture dated as of February 11, 2011

Creating a series of Securities designated

6.25% Senior Notes due 2016

Table of Contents

ARTICLE I

6.25% SENIOR NOTES DUE 2016

-i-

FOURTH SUPPLEMENTAL INDENTURE, dated as of August 8, 2011, between MF GLOBAL HOLDINGS LTD., a company incorporated and existing under the laws of the State of Delaware, and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of February 11, 2011 (the “Original Indenture”), providing for the issuance from time to time of its unsecured senior debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in the Original Indenture;

WHEREAS, Section 901 of the Original Indenture provides that the Company and the Trustee may, from time to time, enter into one or more indentures supplemental thereto to establish a new series of Securities and to add certain provisions to the Original Indenture;

WHEREAS, Section 301 of the Original Indenture provides that the Company and the Trustee may enter into one or more indentures supplemental thereto to establish the form and terms of a series of Securities issued pursuant to the Original Indenture;

WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Fourth Supplemental Indenture (the “Supplemental Indenture”) to supplement the Original Indenture insofar as it shall apply, as and to the extent provided herein, only to the series of Securities known as the Company’s “6.25% Senior Notes due 2016” (the “Notes”) issued hereunder (and not to any other series);

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by a resolution of the Board of Directors of the Company;

WHEREAS, the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, pursuant to Section 102 and Section 903 of the Original Indenture, respectively, in connection with the execution of this Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and satisfy all requirements necessary to make this Supplemental Indenture a valid, legal and binding instrument in accordance with its terms; and

WHEREAS, all things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms and the terms of the Original Indenture;

NOW, THEREFORE, for and in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

6.25% Senior Notes due 2016

SECTION 1.01 Scope of Supplemental Indenture. The changes, modifications and supplements to the Original Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall govern only the terms of (and only the rights of the Holders and the obligations of the Company with respect to), the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture (or govern the rights of the Holders or the obligations of the Company with respect to any such other Securities) unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall, with respect to the Notes, supersede any corresponding provisions in the Original Indenture. Subject to the preceding sentence, and except as otherwise provided herein, the provisions of the Original Indenture shall apply to the Notes and govern the rights of the Holders of the Notes and the obligations of the Company and the Trustee with respect thereto.

SECTION 1.02 Creation of Series; Establishment of Form.

(1) There is hereby established a new series of Securities under the Indenture entitled 6.25% Senior Notes due 2016.

(2) The form of the Notes, including the form of the certificate of authentication, is attached hereto as Exhibit A.

(3) The Trustee shall authenticate and deliver the Notes for original issue in an aggregate principal amount of $325,000,000 upon a Company Order for the authentication and delivery of the Notes. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes in accordance with Sections 301 and 901 of the Original Indenture. Any such additional Notes subsequently issued shall not be limited by the aggregate principal amount of this Supplemental Indenture and shall have the same ranking, interest rate, maturity date and other terms as the Notes. The Notes issued originally hereunder, together with any additional Notes subsequently issued, shall be treated as a single series for purposes of the Indenture.

(4) The Notes shall be issued in registered form without coupons.

(5) The Notes shall not have a sinking fund.

(6) The Stated Maturity of the principal of the Notes shall be August 8, 2016.

(7) The outstanding principal amount of the Notes shall accrue interest at the rate of 6.25% per annum, as such rate may be adjusted from time to time in accordance with Section 1.10 (the “Interest Rate”), from August 8, 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on each Interest Payment Date, commencing on February 8, 2012, to the Persons in whose names the Notes are registered at the close of business on the Regular Record Date directly preceding the Interest Payment Date, until the principal thereof is paid or made available for payment. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Any such interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such relevant Regular Record Date and may either be paid to the Person or Persons in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee pursuant to Section 307 of the Original Indenture, notice whereof shall be given to Holders of the Notes not more than fifteen (15) and not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

(8) The Notes shall be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(9) The Notes shall be redeemable at any time in whole or in part, at the option of the Company on any date, at a Redemption Price equal to the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.50% (50 basis points), plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but not including, such Redemption Date.

(10) Upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem the Notes pursuant to Section 1.02(9) of this Supplemental Indenture, the Company shall be required to make an offer to each Holder of Notes to repurchase all or any part (equal to or in excess of $2,000 and in integral multiples of $1,000) of that Holder’s Notes at the Change of Control Repurchase Price, all as more fully provided in Section 1.11 of this Supplemental Indenture.

(11) The Notes shall be subject to both Defeasance and Covenant Defeasance in accordance with the Original Indenture.

(12) The Notes shall be senior unsecured obligations of the Company and shall rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Company.

SECTION 1.03 Definitions. The following defined terms used in this Article I shall, unless the context otherwise requires, have the meanings specified below and shall include the plural as well as the singular. Each capitalized term that is used in this Supplemental Indenture but not defined herein shall have the meaning specified in the Original Indenture.

“Below Investment Grade Rating Event” means the Notes cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period commencing 60 days prior to the first public announcement by the Company of a Change of Control (or pending Change of Control) until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by (i) any of the Rating Agencies if one rating agency has ceased to rate the Notes Investment Grade during such period or (ii) two or more of the three Rating Agencies). For the purpose of this definition, however, the Notes shall not cease to be rated Investment Grade by any Rating Agency if such Rating Agency ceases to publish a senior unsecured credit rating for the Company for reasons outside of the Company’s control, provided the Company selects a replacement Rating Agency and such Rating Agency publishes a rating for the Notes of Investment Grade as promptly as reasonably practical.

“ Business Day” means, with regard to any of the Notes, any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Change of Control” means the occurrence of any of the following:

(1) the consummation of a direct or indirect sale, transfer, conveyance or other disposition (other than by way of amalgamation, merger, consolidation or scheme of arrangement), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and those of the Company’s Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than one or more Subsidiaries of the Company;

(2) the consummation of any transaction (including, without limitation, any amalgamation, merger or consolidation or scheme of arrangement) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than one or more Subsidiaries of the Company, becomes (and was not previously) the beneficial owner, directly or indirectly, of more than 50% of the Voting Shares of the Company, measured by voting power rather than number of shares; provided that a transaction shall not constitute a “Change of Control” under this definition if (i) the purpose of the transaction is to change the Company’s jurisdiction of incorporation and (ii) the Company’s stockholders and the number of the Company’s Voting Shares, measured by voting power and number of shares, owned by each of them immediately before and immediately following such transaction are substantially identical.

(3) the Company consolidates with, or merges with or into, any person (other than one or more Subsidiaries of the Company), or any person (other than one or more Subsidiaries of the Company) consolidates with, or merges with or into, the Company in any transaction the result of which is that any of the outstanding Voting Shares of the Company or such other person are converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Shares of the Company outstanding immediately prior to such transaction constitute, or the Voting Shares into which the Company’s Voting Shares are reclassified, consolidated, exchanged or changed constitute, directly or indirectly, a majority of the Voting Shares of the surviving person, as measured by voting power, rather than the number of shares, immediately after giving effect to such transaction;

(4) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors; or

(5) the Company or its stockholders adopt a plan for the liquidation or dissolution of the Company;

provided, however, a transaction effected to create a direct or indirect holding company for the Company shall not be deemed to involve a Change of Control if (a) pursuant to such transaction the Company becomes a Subsidiary of such holding company, and (b) the holders of substantially all of the Voting Shares of such holding company immediately following such transaction are the same as the holders of substantially all of the Voting Shares of the Company immediately prior to such transaction.

“Change of Control Repurchase Date” means the date on which the Company shall repurchase the Notes upon a Change of Control Repurchase Event, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date of the Company’s mailing of notice to Holders that a Change of Control Repurchase Event had occurred.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Change of Control Repurchase Price” means, for each Holder of the Notes, an amount in cash equal to 101% of the aggregate principal amount of Notes held by that Holder repurchased by the Company, plus accrued and unpaid interest on those Notes repurchased, to, but not including, the Change of Control Repurchase Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the arithmetic average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such Redemption Date.

“Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who (a) was a member of the Company’s Board of Directors on the first date that any of the Notes were issued; or (b) was elected or appointed to the Company’s Board of Directors after that date with the approval of a majority of the Continuing Directors who were members of the Company’s Board of Directors at the time of such election or appointment (either by a specific approval or by approval of a proxy statement issued by the Company in which such member was named as a nominee for election as a director without objection to such nomination).

“Depositary” means The Depository Trust Company or any successor thereto.

“Fitch” means Fitch Ratings, or any successor thereto.

“Indenture” means, notwithstanding anything to the contrary in Section 101 of the Original Indenture, the Original Indenture, as originally executed and as supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Indenture, including, for all purposes of the Original Indenture, this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Original Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Independent Investment Banker” means Jefferies & Company, Inc., or its successor, as may be appointed from time to time by the Company; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute another Primary Treasury Dealer.

“Interest Payment Date” means February 8 and August 8 of each year.

“Interest Rate” has the meaning assigned to it in Section 1.02(7).

“Interest Rate Rating Agency” means each of Moody’s and S&P (or, if applicable, any Substitute Rating Agency).

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by

S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to publish a senior unsecured credit rating for the Company for reasons outside of the Company’s control, the equivalent investment grade credit rating from any rating agency selected by the Company as a replacement rating agency).

“Issuer Free Writing Prospectus” means the issuer free writing prospectus filed with the Commission by the Company and dated August 3, 2011, relating to the Preliminary Prospectus Supplement.

“Key Man Event” has the meaning specified in Section 1.10.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Notes” shall have the meaning assigned to it in the recitals of this Supplemental Indenture.

“Notice of Redemption” shall have the meaning assigned to it in Section 1.08.

“Original Indenture” has the meaning assigned to it in the recitals hereof, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Original Indenture, including, for all purposes of the Original Indenture, this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Original Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Preliminary Prospectus Supplement” means the preliminary prospectus supplement dated August 2, 2011 to the prospectus of the Company dated February 24, 2010.

“Primary Treasury Dealer” has the meaning assigned to it in the definition of Independent Investment Banker.

“Rating Agency” means (i) each of Fitch, Moody’s and S&P; and (ii) if any of Fitch, Moody’s or S&P ceases to publish a senior unsecured credit rating of the Company for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act (or any such successor or comparable section) selected by the Company as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Reference Treasury Dealer” means Jefferies & Company, Inc. and three other Primary Treasury Dealers selected by the Company, and each of their respective successors, and any other Primary Treasury Dealers selected by the Company (including any affiliates of the Company).

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third (3rd) Business Day preceding such Redemption Date for the Notes being redeemed.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the respective January 24 and July 24 (whether or not a Business Day) prior to such Interest Payment Date.

“Remaining Scheduled Payments” means, with respect to any Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next scheduled interest payment thereon shall be reduced by the amount of interest accrued thereon to such Redemption Date.

“Securities” has the meaning assigned to it in the recitals of this Supplemental Indenture.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc., or any successor thereto.

“Significant Subsidiary” has the meaning specified in Rule 1-02(w) of Regulation S-X under the Securities Act.

“Substitute Rating Agency” has the meaning specified in Section 1.10.

“Supplemental Indenture” has the meaning assigned to it in the recitals hereof, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, entered into pursuant to the applicable provisions of the Original Indenture and the Supplemental Indenture, including, for all purposes of this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Original Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue. In determining this rate, the Company shall assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third (3rd) Business Day immediately preceding the Redemption Date.

“Trustee” means the person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Original Indenture and this Supplemental Indenture, and thereafter.

“Voting Shares” as applied to shares of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

SECTION 1.04 Payment of Principal, Interest and Other Amounts.

(1) If any Interest Payment Date or other payment date is not a Business Day, the required payment of principal, premium, if any, or interest, as applicable, shall be made on the next succeeding Business Day. No interest shall accrue on the amount so payable for the period from or after such Interest Payment Date or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day.

(2) Payments of principal of, premium, if any, and interest on the Notes represented by a Global Security shall be made by immediately available funds to the Holder of such Global Security; provided, however, that in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent. If any of the Notes are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity or on a Redemption Date or Change of Control Repurchase Date, if any, shall be made at the office of the Paying Agent upon surrender of such Notes to the Paying Agent and (ii) payments of interest due on any Interest Payment Date shall be made, at the option of the Company, subject to such surrender where applicable, (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) upon request by any Holder of at least $1,000,000 principal amount of the Notes, by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee. The Company shall have the right to require a Holder of the Notes, in connection with any payment on such Notes, to certify information to it or, in the absence of such certification, the Company shall be entitled to rely on any legal presumption to enable it to determine its obligation, if any, to deduct or withhold taxes, assessment or governmental charges from such payment.

(3) The Trustee shall initially serve as the Paying Agent with respect to the Notes, with the Place of Payment initially being the Corporate Trust Office.

SECTION 1.05 Global Securities. The Notes shall initially be issued in the form of one or more Global Securities registered in the name of a nominee of the Depositary. The Global Securities may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the

Depositary or another nominee of the Depositary or to a successor Depositary or its nominee or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, unless and until the Global Security is, or the Global Securities are, exchanged in whole or in part for Notes registered in the name of any Person other than the Depositary or a nominee thereof.

SECTION 1.06 Definitive Form. Subject to the procedures of the Depositary, a Global Security shall be exchangeable for the Notes registered in the names of Persons other than the Depositary or its nominee only if (i) the Depositary notifies the Trustee and the Company that it is unwilling or unable or no longer permitted under applicable law to continue as a Depositary for such Global Security and no qualified successor Depositary shall have been appointed by the Company within ninety (90) days after it becomes aware of such unwillingness, inability or ineligibility, (ii) the Company executes and delivers to the Trustee a Company Order stating that the Company elects to terminate the book-entry system through the Depositary, or (iii) there shall have occurred and be continuing an Event of Default with respect to the Global Security and the beneficial owners representing a majority in principal amount of the Notes represented by the Global Security advise the Depositary to cease acting as such for the Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for the Notes registered in such name or names as the Trustee instructs, as provided in the Original Indenture.

SECTION 1.07 Satisfaction and Discharge.

Article Four of the Original Indenture shall apply to the Notes, provided that the trust funds to be deposited may also be in U.S. Government Obligations in the same manner as described in Article Thirteen of the Original Indenture.

SECTION 1.08 Redemption.

(1) The Company shall mail notice of redemption (a “Notice of Redemption”), to each Holder of the Notes to be redeemed in accordance with the procedures set forth in the Original Indenture. Notwithstanding Section 1104 of the Original Indenture, however, the Notice of Redemption need not set forth the

Redemption Price or an estimate thereof, but only the appropriate calculation thereof. The Company shall deliver to the Trustee an Officers’ Certificate setting forth the Redemption Price with respect to the foregoing redemption no later than five (5) Business Days prior to the date on which Notice of Redemption is to be mailed.

(2) On the Redemption Date, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest), such Notes shall cease to bear interest.

SECTION 1.09 Additional Covenants. For the benefit of the Holders of the Notes only, and only so long as any of the Notes are Outstanding, or unless subsequently modified in accordance with the Indenture, the following shall constitute an additional covenant to the covenants set forth in the Original Indenture:

(1) Limitation on Liens. The Company shall not, and shall not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for borrowed money if such indebtedness is secured by a pledge of, lien on, or security interest in any common stock of any Significant Subsidiary, without providing that the Notes and, at the Company’s option, any other indebtedness ranking equally and ratably with such indebtedness, is secured equally and ratably with (or prior to) such other secured indebtedness.

SECTION 1.10 Interest Rate Adjustments.

(1) Rating Agency Adjustments.

(a) The Interest Rate shall be subject to adjustments from time to time if either of the Interest Rate Rating Agencies (or, if applicable, any Substitute Rating Agency) downgrades (or subsequently upgrades) the rating assigned to the Notes, as set forth below:

(i) If the rating of the Notes from Moody’s or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the Interest Rate shall be increased by the percentage points set forth below opposite that rating.

Moody’s Rating*	Percentage Points
Ba1	0.25
Ba2	0.50
Ba3	0.75
B1 or below	1.00

*	Including the equivalent rating of any Substitute Rating Agency.

(ii) If the rating with respect to the Notes from S&P or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the Interest Rate shall be increased by the percentage points set forth below opposite that rating.

S&P Rating*	Percentage Points
BB+	0.25
BB	0.50
BB-	0.75
B+ or below	1.00

*	Including the equivalent rating of any Substitute Rating Agency.

(b) If at any time the Interest Rate has been adjusted upward as a result of a decrease in a rating by an Interest Rate Rating Agency and that Interest Rate Rating Agency subsequently increases its rating on the Notes to any of the ratings set forth in the tables above, the Interest Rate shall be decreased such that the per annum interest rate equals the Interest Rate plus the percentage points set forth opposite the ratings in effect immediately following the increase in the tables above; provided, however, that if Moody’s or any Substitute Rating Agency subsequently increases its rating on the Notes to “Baa3” (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating on the Notes to “BBB-” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the per annum interest rate on the Notes shall be decreased to the Interest Rate.

(c) No adjustment in the Interest Rate shall be made solely as a result of an Interest Rate Rating Agency ceasing to provide a rating. If at any time less than two Interest Rate Rating Agencies provide a rating on the Notes, the Company shall use commercially reasonable efforts to obtain a rating on the Notes from another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act (or any such successor or comparable section), to the extent one exists, and if another nationally recognized statistical rating organization rates the Notes (such organization, as certified by a resolution of the Company’s Board of Directors, a “Substitute Rating Agency”), for purposes of determining any increase or decrease in the Interest Rate pursuant to the tables above, (i) such Substitute Rating Agency shall be substituted for the last Interest Rate Rating Agency to provide a rating on the Notes but which has since ceased to provide such rating, (ii) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt shall be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the tables above with respect to such Substitute

Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s and S&P, as applicable, in such tables and (iii) the Interest Rate shall increase or decrease, as the case may be, such that the per annum interest rate on the Notes equals the Interest Rate plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (ii) above) (plus any applicable percentage points resulting from a decreased rating by the other Interest Rate Rating Agency). For so long as (A) only one Interest Rate Rating Agency provides a rating on the Notes, any increase or decrease in the Interest Rate necessitated by a reduction or increase in the rating by that Interest Rate Rating Agency shall be twice the applicable percentage set forth in the applicable table above and (B) no Interest Rate Rating Agency provides a rating on the Notes, the per annum interest rate on the Notes shall increase to, or remain at, as the case may be, 2.00% above the Interest Rate. If Moody’s or S&P ceases to rate the Notes or make a rating of the Notes publicly available for reasons within the Company’s control, the Company shall not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the per annum interest rate on the Notes shall be determined in the manner described above as if either only one or no Interest Rate Rating Agency provides a rating on the Notes, as the case may be.

(d) Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s, S&P or any Substitute Rating Agency, shall be made independent of (and in addition to) any and all other adjustments.

(e) Any increase or decrease in the Interest Rate, as described in this Section 1.10(1), shall take effect on the next Business Day after the rating change has occurred; provided that a rating change shall be deemed to occur when first published by the applicable Interest Rate Rating Agency.

(f) The Interest Rate shall permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by any Interest Rate Rating Agency) if the Notes become rated “A3” (or its equivalent) or higher by Moody’s (or any Substitute Rating Agency) and “A-” (or its equivalent) or higher by S&P (or any Substitute Rating Agency), or one of those ratings if the Notes are rated by only one Interest Rate Rating Agency, in each case with a stable or positive outlook.

(2) Key Man Event.

(a) The Interest Rate shall be increased by 1.00 percentage points upon the occurrence of a Key Man Event, provided such event occurs prior to July 1, 2013.

(b) A “Key Man Event” means the departure of Jon S. Corzine as the full time chief executive officer of the Company due to his appointment to a federal position by the President of the United States and the confirmation of that appointment by the United States Senate; provided however, that if at any time following the occurrence of a Key Man Event, Moody’s or a Substitute Rating Agency increases its rating on the Notes to “A3” (or its equivalent with respect to any Substitute Rating Agency) or higher and S&P or a Substitute Rating Agency increases its rating on the Notes to “A-” (or its equivalent with respect to any Substitute Rating Agency) or higher, or one of those ratings if the Notes are rated by only one Interest Rate Rating Agency, in each case with a stable or positive outlook, the Interest Rate shall be decreased by 1.00 percentage points (notwithstanding any subsequent decrease in the ratings by any Interest Rate Rating Agency).

(c) Any increase or decrease in the Interest Rate described in this Section 1.10(2) shall take effect on the next Business Day after the Key Man Event has occurred; provided that a Key Man Event shall be deemed to occur when first publicly announced by the Company, which announcement shall be made promptly upon the occurrence of the Key Man Event and in any event within four (4) Business Days of such occurrence.

(3) In no event shall (1) the per annum interest rate on the Notes be reduced below the Interest Rate or (2) the per annum interest rate on the Notes exceed 9.25%.

(4) If the Interest Rate is increased as described in this Section 1.10, the term “interest,” as used with respect to the Notes, will be deemed to include any additional interest, unless the context otherwise requires.

SECTION 1.11 Repurchase upon a Change of Control Repurchase Event.

(1) Within 30 days following the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem all Notes in accordance with the redemption terms as set forth in the Notes and the Indenture, the Company shall make an irrevocable offer to each Holder of the Notes to repurchase all or any part (equal to or in excess of $2,000 and in integral multiples of $1,000) of such Holder’s Notes at the Change of Control Repurchase Price.

(2) Within 30 days following a Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but in either case, after the public announcement of such Change of Control, the Company shall mail to each Holder of the Notes, with a copy to the Trustee, a notice thereof:

(a) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;

(b) offering to repurchase all Notes tendered;

(c) setting forth the Change of Control Repurchase Date;

(d) if mailed prior to the date of consummation of a Change of Control, stating that the offer to repurchase is conditioned on a Change of Control Repurchase Event having occurred on or prior to the Change of Control Repurchase Date specified in such notice;

(e) disclosing that any Note not tendered for repurchase shall continue to accrue interest; and

(f) specifying the procedures for tendering Notes.

(3) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

(4) On the Change of Control Repurchase Date, the Company shall, to the extent lawful:

(a) accept for payment all Notes or portions thereof properly tendered pursuant to such offer;

(b) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Notes or portions thereof properly tendered; and

(c) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate of the Company stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

(5) Unless the Company defaults in making payment of the Change of Control Repurchase Price and interest, if any, on the Notes that are validly surrendered for purchase, interest on the Notes validly surrendered for purchase shall cease to accrue on and after the Change of Control Repurchase Date.

(6) The Paying Agent shall promptly mail or wire, as appropriate, to each Holder of Notes properly tendered the Change of Control Repurchase Price, and the Authenticating Agent, upon the execution and delivery by the Company, shall promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note shall be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

(7) The Company shall not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

SECTION 1.12 Additional Event of Default. For the benefit of the Holders of the Notes only, and only so long as any of the Notes are Outstanding, or unless subsequently modified in accordance with the Indenture, the following shall constitute an additional Event of Default to the Events of Default set forth in the Original Indenture:

(1) a failure of the Company to repurchase the Notes following the occurrence of a Change of Control Repurchase Event in conformity with Section 1.11 above.

SECTION 1.13 Modification of Events of Default. For the benefit of the Holders of the Notes only, and only so long as any of the Notes are Outstanding, or unless subsequently modified in accordance with the Indenture, Sections 501(6) and 501(7) of the Original Indenture shall be modified so that the Events of Default set forth therein shall also apply to the Subsidiaries and Significant Subsidiaries of the Company. Sections 501(6) and 501(7) shall, as modified, read in their entirety as follows:

“(6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company, or a Subsidiary or Significant Subsidiary thereof, in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company, or a Subsidiary or Significant Subsidiary thereof, as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, or a Subsidiary or Significant Subsidiary thereof, under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, or a Subsidiary or Significant Subsidiary thereof, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; provided that, if any Person becomes the successor to the Company pursuant to Article Eight and such Person is organized under the law of a jurisdiction outside the United States, each reference in this Clause 6 to an applicable Federal or State law of a particular kind shall be deemed to refer to such law or any applicable comparable law of such jurisdiction outside the United States, for as long as such Person is the successor to the Company hereunder and is so organized and existing; or

(7) the commencement by the Company, or a Subsidiary or Significant Subsidiary thereof, of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company, or a Subsidiary or Significant Subsidiary thereof, in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, or a Subsidiary or Significant Subsidiary thereof, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company, or a Subsidiary or Significant Subsidiary thereof, in furtherance of any such action; provided that, if any Person becomes the successor to the Company pursuant to Article Eight and such Person is organized under the law of a jurisdiction outside the United States, each reference in this Clause 7 to an applicable Federal or State law of a particular kind shall be deemed to refer to such law or any applicable comparable law of such jurisdiction outside the United States, for as long as such Person is the successor to the Company hereunder and is so organized and existing; or”

SECTION 1.14 Consolidation, Amalgamations, Mergers and Sales. For the benefit of the Holders of the Notes only, and only so long as any of the Notes are Outstanding, or unless subsequently modified in accordance with the Indenture, Section 801 of the Original Indenture shall be modified such that Section 801(1) shall, as modified, read in its entirety as follows:

“(1) in case the Company shall consolidate or amalgamate with or merge into another Person or shall convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or amalgamation or into which the Company is merged, or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Company substantially as an entirety, (a) shall be organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and (b) shall expressly assume, by supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company’s obligations under the Indenture and in the Notes;”

SECTION 1.15 Supplemental Indentures Without Consent of Holders. The Holders of the Notes shall not have the benefit of Section 901 of the Original Indenture and, with respect to the Notes, this Section 1.15 shall supersede Section 901 of the Original Indenture in its entirety:

Without the consent of any Holder, the Company (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained in the Indenture and in the Notes;

(2) to add to the covenants of the Company for the benefit of the Holders of all or any Notes (or any other holders) (and if such covenants are to be for the benefit of less than all Holders of the Notes, stating that such covenants are being included solely for the benefit of such Holders, as the case may be) or to surrender any right or power conferred by the Indenture upon the Company with regard to the Notes (and if such surrender is made with regard to less than all Notes, stating that such surrender is made solely for the benefit of such Notes, as the case may be);

(3) to add any additional Events of Default for the benefit of the Holders of all or any Notes (and if such additional Events of Default are to be for the benefit of less than all of the Notes, stating that such additional Events of Default are being included solely for the benefit of such Notes, as the case may be);

(4) to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Notes in uncertificated form;

(5) to add to, change or eliminate any of the provisions of the Indenture in respect of all or any Notes (and if such addition, change or elimination is to apply with respect to less than all Notes, stating that it shall apply solely for the benefit of such Notes, as the case may be); provided that any such addition, change or elimination (A) shall neither (i) apply to any Notes issued prior to the execution of such amendment supplemental indenture for the purposes of making such addition, change or elimination and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Notes with respect to such provision or (B) shall become effective only when there are no such Notes Outstanding;

(6) to secure the Notes;

(7) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the requirements of Section 611 of the Original Indenture;

(8) to cure any ambiguity, to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision of the Indenture, to eliminate any conflict between the terms of the Indenture and the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under the Indenture; provided that such action pursuant to this Section 1.15(a)(8) shall not adversely affect the rights of the Holders of any Notes in any material respect;

(9) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of all or any Notes pursuant to the Indenture; provided that such action pursuant to this Section 1.15(a)(9) shall not adversely affect the rights of the Holders of any Notes in any material respect;

(10) to conform the terms of the Indenture, or the Notes, to the description thereof in the Preliminary Prospectus Supplement, as supplemented by the Issuer Free Writing Prospectus;

(11) to add guarantees with respect to the Notes; or

(12) to comply with the Applicable Procedures of the Depositary

Each reference in the Original Indenture to Sections 901(2), 901(5) and 901(8) is, with respect to the Notes, hereby deemed replaced by a reference to Sections 1.14(2), 1.14(5) and 1.14(7) hereof, respectively.

ARTICLE II

Miscellaneous Provisions

SECTION 2.01 Original Issue. The Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon a Company Order, authenticate and deliver such Notes as in such Company Order provided.

SECTION 2.02 No Security Interest Created. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

SECTION 2.03 Adoption, Ratification and Confirmation. The Original Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein provided. For the avoidance of doubt, the Company acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

SECTION 2.04 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 2.05 Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAW AND RULES SECTION 327(B).

SECTION 2.06 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

SECTION 2.07 Successors and Assigns. Notwithstanding Section 109 of the Original Indenture, all agreements of the Company, the Trustee, the Security Registrar and the Paying Agent in the Indenture and the Notes shall bind their respective successors.

SECTION 2.08 Benefits of Indenture. Notwithstanding anything to the contrary in Section 111 of the Original Indenture, nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Security Registrar or their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 2.09 The Trustee. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as if set forth in full herein.

SECTION 2.10 No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Notes, the Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

MF GLOBAL HOLDINGS LTD., as Issuer

	By:	/s/ David Dunne
Name: David Dunne
Title: Treasurer

Attest:

/s/ James Y. Ho
Name: James Y. Ho
Title: Assistant Secretary

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

	By:	/s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Assistant Vice President

	By:	/s/ David Contino
Name: David Contino
Title: Vice President

Exhibit A

FORM OF FACE OF SECURITY

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Exhibit A

MF Global Holdings Ltd.

6.25% Senior Notes due 2016

No. 001	$325,000,000

CUSIP No. 55277JAC2

ISIN No. US55277JAC27

MF Global Holdings Ltd., a company incorporated and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of THREE HUNDRED TWENTY-FIVE MILLION Dollars on August 8, 2016, and to pay interest thereon from August 8, 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 8 and August 8 in each year, commencing February 8, 2012, at the rate of 6.25% per annum (subject to adjustment, as provided on the reverse hereof), until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be January 24 or July 24 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest so payable, but not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not more than fifteen (15) and not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payments of principal of, premium, if any, and interest on this Security shall be made by immediately available funds to the Holder hereof; provided, however, that in the case of payments of principal and premium, if any, such Security is first surrendered to the Paying Agent. If this Security is no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity or on a Redemption Date or Change of Control Repurchase Date, if any, shall be made at the office of the Paying Agent upon surrender of such Security to the Paying Agent and (ii) payments of interest due on any Interest Payment Date shall be made, at the option of the Company (A) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) upon request by any Holder of at least $1,000,000 principal amount, by wire transfer at such place and to such account at a

Exhibit A

banking institution in the United States as may be designated in writing to the Trustee. Notwithstanding the foregoing, if this Security is a Global Security, payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit A

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under seal.

MF GLOBAL HOLDINGS LTD.,

By:

Attest:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS, As Trustee

By:
Authorized Signatory

Exhibit A

FORM OF REVERSE OF SECURITY

1. Securities and Indenture

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 11, 2011, between the Company and Deutsche Bank Trust Company Americas, as Trustee, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof initially limited in aggregate principal amount to $325,000,000, provided that the Company may, without the consent of any Holder, at any time and from time to time increase the initial principal amount.

2. Redemption at the Company’s Option

The Securities of this series are subject to redemption upon not less than 30 days’ nor more than 60 days’ notice by mail, at any time, as a whole or in part, at the election of the Company, at a Redemption Price equal to the greater of (i) 100% of the aggregate principal amount of the Securities being redeemed or (ii) the sum of the present value of the Remaining Scheduled Payments, plus, in either case, accrued and unpaid interest to, but not including, the Redemption Date. In determining the present values of the Remaining Scheduled Payments, the Company shall discount such payments to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 0.50% (50 basis points).

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

3. Interest Rate Adjustment

Rating Agency Adjustments

The Interest Rate shall be subject to adjustments from time to time if either of the Interest Rate Rating Agencies (or, if applicable, any Substitute Rating Agency) downgrades (or subsequently upgrades) the rating assigned to the Securities of this series, as set forth below.

If the rating of the Securities of this series from Moody’s or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the Interest Rate shall be increased by the percentage points set forth below opposite that rating.

Exhibit A

Moody’s Rating*	Percentage Points
Ba1	0.25
Ba2	0.50
Ba3	0.75
B1 or below	1.00

*	Including the equivalent rating of any Substitute Rating Agency.

If the rating with respect to the Securities of this series from S&P or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the Interest Rate shall be increased by the percentage points set forth below opposite that rating.

S&P Rating*	Percentage Points
BB+	0.25
BB	0.50
BB-	0.75
B+ or below	1.00

*	Including the equivalent rating of any Substitute Rating Agency.

If at any time the Interest Rate has been adjusted upward as a result of a decrease in a rating by an Interest Rate Rating Agency and that Interest Rate Rating Agency subsequently increases its rating on the Securities of this series to any of the ratings set forth in the tables above, the Interest Rate shall be decreased such that the per annum interest rate equals the Interest Rate plus the percentage points set forth opposite the ratings in effect immediately following the increase in the tables above; provided, however, that if Moody’s or any Substitute Rating Agency subsequently increases its rating on the Securities of this series to “Baa3” (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating on the Securities of this series to “BBB-” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the per annum interest rate on this Security shall be decreased to the Interest Rate.

No adjustment in the Interest Rate shall be made solely as a result of an Interest Rate Rating Agency ceasing to provide a rating. If at any time less than two Interest Rate Rating Agencies provide a rating on the Securities of this series, the Company shall use commercially reasonable efforts to obtain a Substitute Rating Agency, for purposes of

Exhibit A

determining any increase or decrease in the Interest Rate pursuant to the tables above, (1) such Substitute Rating Agency shall be substituted for the last Interest Rate Rating Agency to provide a rating on the Securities of this series but which has since ceased to provide such rating, (2) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt shall be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the tables above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s and S&P, as applicable, in such tables and (3) the Interest Rate shall increase or decrease, as the case may be, such that the per annum interest rate on this Security equals the Interest Rate plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (2) above) (plus any applicable percentage points resulting from a decreased rating by the other Interest Rate Rating Agency). For so long as (a) only one Interest Rate Rating Agency provides a rating on the Securities of this series, any increase or decrease in the Interest Rate necessitated by a reduction or increase in the rating by that Interest Rate Rating Agency shall be twice the applicable percentage set forth in the applicable table above and (b) no Interest Rate Rating Agency provides a rating on the Securities of this series, the per annum interest rate on these Securities shall increase to, or remain at, as the case may be, 2.00% above the Interest Rate. If Moody’s or S&P ceases to rate the Securities of this series or make a rating of the Securities of this series publicly available for reasons within the Company’s control, the Company shall not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the per annum interest rate on this Security shall be determined in the manner described above as if either only one or no Interest Rate Rating Agency provides a rating on the Securities of this series, as the case may be.

Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s, S&P or any Substitute Rating Agency, shall be made independent of (and in addition to) any and all other adjustments.

Any increase or decrease in the Interest Rate, as described above, shall take effect on the next Business Day after the rating change has occurred; provided that a rating change shall be deemed to occur when first published by the applicable Interest Rate Rating Agency (or any Substitute Rating Agency).

The Interest Rate shall permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by any Interest Rate Rating Agency) if the Securities of this series become rated “A3” (or its equivalent) or higher by Moody’s (or any Substitute Rating Agency) and “A-” (or its equivalent) or higher by S&P (or any Substitute Rating Agency), or one of those ratings if the Securities of this series are rated by only one Interest Rate Rating Agency, in each case with a stable or positive outlook.

Key Man Event

Exhibit A

The Interest Rate shall be increased by 1.00 percentage points upon the occurrence of a Key Man Event, provided such event occurs prior to July 1, 2013.

A “Key Man Event” means the departure of Jon S. Corzine as the full time chief executive officer of the Company due to his appointment to a federal position by the President of the United States and the confirmation of that appointment by the United States Senate; provided however, that if at any time following the occurrence of a Key Man Event, Moody’s or a Substitute Rating Agency increases its rating on the Securities to “A3” (or its equivalent with respect to any Substitute Rating Agency) or higher and S&P or a Substitute Rating Agency increases its rating on the Securities to “A-” (or its equivalent with respect to any Substitute Rating Agency) or higher, or one of those ratings if the Securities are rated by only one Interest Rate Rating Agency, in each case with a stable or positive outlook, the Interest Rate shall be decreased by 1.00 percentage points (notwithstanding any subsequent decrease in the ratings by any Interest Rate Rating Agency).

Any increase or decrease in the Interest Rate described above shall take effect on the next Business Day after the Key Man Event has occurred; provided that a Key Man Event shall be deemed to occur when first publicly announced by the Company, which announcement shall be made promptly upon the occurrence of the Key Man Event and in any event within four (4) Business Days of such occurrence.

In no event shall (1) the per annum interest rate on the Securities be reduced below the Interest Rate or (2) the per annum interest rate on the Securities exceed 9.25%.

If the Interest Rate is increased as described above, the term “interest,” as used with respect to the Securities, will be deemed to include any additional interest, unless the context otherwise requires.

4. Repurchase Upon Change of Control

Within 30 days following the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem all the Securities of this series in accordance with the redemption terms as set forth herein and the Indenture, the Company shall make an irrevocable offer to each Holder of the Securities of this series to repurchase all or any part (equal to or in excess of $2,000 and in integral multiples of $1,000) of such Holder’s Securities at the Change of Control Repurchase Price.

Within 30 days following a Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but in either case, after the public announcement of such Change of Control, the Company shall give to each Holder of the Securities of this series, with a copy to the Trustee, a notice thereof:

(a) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;

Exhibit A

(b) offering to repurchase all Securities tendered;

(c) setting forth the Change of Control Repurchase Date;

(d) if mailed prior to the date of consummation of a Change of Control, stating that the offer to repurchase is conditioned on a Change of Control Repurchase Event having occurred on or prior to the Change of Control Repurchase Date specified in such notice;

(e) disclosing that any Security not tendered for repurchase shall continue to accrue interest; and

(f) specifying the procedures for tendering such Securities.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities of this series as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions herein, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions herein by virtue of such conflict.

On the Change of Control Repurchase Date, the Company shall, to the extent lawful:

(a) accept for payment all Securities of this series or portions thereof properly tendered pursuant to such offer;

(b) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Securities of this series or portions thereof properly tendered; and

(c) deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an Officers’ Certificate of the Company stating the aggregate principal amount of the Securities or portions thereof being purchased by the Company.

Unless the Company defaults in making payment of the Change of Control Repurchase Price and interest, if any, on the Securities of this series that are validly surrendered for purchase, interest on those Securities validly surrendered for purchase shall cease to accrue on and after the Change of Control Repurchase Date.

The Paying Agent shall promptly mail or wire, as appropriate, to each Holder of the Securities properly tendered the Change of Control Repurchase Price, and the

Exhibit A

Authenticating Agent, upon the execution and delivery by the Company, shall promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to any unpurchased portion of any of the Securities surrendered; provided that each new Security shall be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

The Company shall not be required to make an offer to repurchase the Securities of this series upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all such Securities properly tendered and not withdrawn under its offer

5. Sinking Fund

No sinking fund is provided for this Security.

6. Defeasance.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

7. Default

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made

Exhibit A

written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

8. Amendment, Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions (i) permitting the Holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture with respect to such series and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

9. Miscellaneous

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

Exhibit A

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

Interest on the principal balance of this Security shall be calculated on the basis of a 360-day year comprised of twelve 30-day months.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

EXHIBIT A

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Security to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoint                      agent to transfer this Security on the books of the Securities Registrar. The agent may substitute another to act for him or her.

Dated:	Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Security)

Signatures must be guaranteed by an “Eligible Guarantor Institution” meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “Signature Guarantee Program” as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Security purchased by the Company pursuant to Section 1.11 of the Supplemental Indenture, check the following box:    ☐

If you wish to have a portion of this Security purchased by the Company pursuant to Section 1.11 of the Supplemental Indenture, state the amount:

$

Dated:	Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Security)

Signatures must be guaranteed by an “Eligible Guarantor Institution” meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “Signature Guarantee Program” as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A

SCHEDULE OF INCREASES OR DECREASES IN THE SECURITY

The following increases or decreases in this Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian